EXHIBIT 7(A)(2)

                          NETWORK PRODUCTS BUSINESS OF
                         DIGITAL EQUIPMENT CORPORATION

                            STATEMENT OF REVENUE AND
                           DIRECT OPERATING EXPENSES

                                 (in thousands)

                                                     FOR THE
                                                    YEAR ENDED
                                                     JUNE 28,
                                                       1997
                                                    ----------
Revenue:
  External                                          $  187,993
  Affiliates                                           293,778
                                                    ----------
       Total revenue                                   481,771

Direct operating expenses:
  Cost of external revenues                            131,132
  Cost of affiliates revenues                          180,154
  Research and engineering                              83,770
  Selling, general and administrative                  124,361
                                                    ----------
       Total direct operating expenses                 519,417
                                                    ----------
Excess revenue over direct operating
 expenses/(excess direct operating
  expenses over revenue)                            $  (37,646)
                                                    ==========

The accompanying notes are an integral part of the financial statements.